EXHIBIT 6(ii)

                        COPY OF THE BYLAWS OF THE COMPANY



             MINUTES OF A SPECIAL MEETING OF THE BOARD OF DIRECTORS
                   OF UNITED COMPANIES LIFE INSURANCE COMPANY

     At a special meeting of the Board of Directors of United Companies Life Insurance Company, call under the authority of the Restated Articles of Incorporation of United Companies Life Insurance Company, and the Bylaws of United Companies Life Insurance Company, was held on the 18th day of October, 1982 at 10:00 o'clock a.m., in Baton Rouge, Louisiana, at the offices of United Companies Life Insurance Company.

     On motion duly made and seconded, it was

     RESOLVED that the Bylaws of United Companies Life Insurance Company, as specifically referenced herein, shall be amended to read as follows:

                                   ARTICLE I.
                                Name and Location

         The name of this corporation is United Companies Life Insurance Company, and its principal place of business is in the Parish of East Baton Rouge, State of Louisiana. Said corporation shall have a registered office or other offices for the transaction of business as determined by the Board of Directors, in their sole discretion.

                                   ARTICLE II.
                                  Shareholders.

     2.1 The regular annual meeting of the shareholders of the corporation shall be held at the office of the corporation on the third (3rd) Monday in May of each year; or at such time and place as the meeting may be adjourned to, provided that when the regular meeting day falls on a legal holiday, the meeting shall be held on the next business day, or until such time and place as the meeting shall then be adjourned to. The Board of Directors may, in their discretion, from time to time fix a different time and place for the holding of the regular annual meeting other than as stated herein.

                                   ARTICLE IV.
                                    Directors

     4.1 The Board of Directors shall hold meetings, and the time and place for said meeting shall be at the sole discretion of the Board of Directors. Should the date upon which the Board of Directors chooses to meet fall on a legal holiday, then the meeting shall be held at the same hour of the next business day.

                                   ARTICLE V.
                               Executive Committee

     5.1 The Executive Committee shall be comprised of the Chairman of the Board, and the President of the corporation. One (1) additional member of the Executive Committee shall be named by the Board of Directors, from the office of Vice-Chairman of the Board of Directors, Secretary, or Treasurer of the corporation. The Board of Directors may name as many additional members of the Executive Committee from their own membership. However, in all cases, the number of members of the Executive Committee shall be an odd number.

     5.2 The Executive Committee shall advise the officers of the company on all matters concerning its interest and management of the business; and when the Board of Directors is not in session, the Executive Committee shall have and may exercise all powers of the Board of Directors with reference to the conduct of the business of the corporation, without requiring the approval of the Board of Directors for their actions.

     5.5 The secretary of the Executive Committee may at its discretion keep minutes of the meeting of the Executive Committee, and cause them to be recorded in the minute book kept in this office for that purpose. The minutes of the meetings of the Executive Committee, if kept, shall be open to the Board of Directors; however, the Executive Committee shall from time to time inform the Board of Directors of its course of action and decisions made for their information.

     BE IT FURTHER RESOLVED that any paragraphs and subparagraphs of the Bylaws not specifically amended herein shall remain the same.

     There being no further business before the body called, the meeting was adjourned on motion duly made and seconded.

     Baton Rouge, Louisiana, this 18th day of October, 1982.


/s/ A. K. McGrew
-----------------------
A. K. McGrew, Secretary

ATTEST:

Now  comes  and  appears  Lloyd F.  Collette,  Chairman  of the  Board of United
Companies Life Insurance Company, who stated that the above and foregoing is a true and correct copy of the extract of the minutes of a special meeting of the Board held on the 18th day of October, 1982.

/s/ Lloyd F. Collette
----------------------------------------
Lloyd F. Collette, Chairman of the Board



                                     BYLAWS
                                       OF
                     UNITED COMPANIES LIFE INSURANCE COMPANY

                                    ARTICLE I

                                NAME AND LOCATION

     The name of this corporation is UNITED COMPANIES LIFE INSURANCE COMPANY and its principal place of business is Commerce Building, 333 Laurel Street, Baton Rouge, Louisiana. Other offices for the transaction of business shall be located at such places as the Board of Directors may from time to time determine.

                                   ARTICLE II

                                  SHAREHOLDERS

     2.1 The regular annual meeting of the shareholders of the corporation shall be held at the office of the corporation on the third Monday in February each year; or at such time and place as the meeting may be adjourned to, provided that when the regular meeting day falls on a legal holiday, the meeting shall be held on the next business day or until such time and place as the meeting shall then be adjourned to. The Board of Directors may from time to time fix a different time and place for the holding of the regular annual meeting.

     2.2 A special meeting of the shareholders may be called at any time by the President.

     2.3 The President of the corporation shall preside at all meetings of the shareholders.

     2.4 Written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, by or at the direction of the President or Secretary to each shareholder of record entitled to notice of such meeting. The notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as shown on the stock transfer books of the corporation, with postage prepaid.

     2.5 A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of shareholders sufficient in number to make those remaining at the meeting less than quorum.

     2.6 Shareholders may vote at all meeting by proxies in writing. These proxies must be filed with the Secretary prior to or at the time of the commencement of the meeting, and shall be entered by him in the records of the minutes of the meeting.

     2.7 Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at meetings of the shareholders.

     2.8 Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor or tutor may be voted by him, either in person or by proxy, without a transfer of such shares in his name. Shares standing in the name of a trustee may be voted by him, in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares to his name. Shares of its own stock belonging to the corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any time.

     ARTICLE III. STOCK

     3.1 The authorized capital and surplus of the corporation shall be as provided for in the Articles of Incorporation.

     3.2 All certificates of stock shall be signed by the President an countersigned by the Secretary or Vice President.

     3.3 The transfers of stock of the corporation shall be made only on the books of the corporation. The certificates which are to be surrendered shall be endorsed properly and physically surrendered to the corporation and cancelled before a new certificate is issued. If a certificate of stock is lost or destroyed, no new certificate shall be issued in lieu of the lost or destroyed certificate except on compliance with the terms of the Uniform Stock Transfer Act of the furnishing of security satisfactory to the Board of Directors. New certificates shall bear the designation "duplicate" plainly marked on the face of the certificate.

     3.4 For the purposes of determining shareholders entitled to notice of or vote at any meeting of the shareholders or any adjournment of a meeting of the shareholders or shareholders entitled to receive payment of dividends or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, fifty days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of the shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

                                   ARTICLE IV.

                                    DIRECTORS

     4.1 The directors shall hold six regular meetings each year, to be held on the third Monday of the month in the months of February, April, June, August, October and December, at 4:30 o'clock p.m., at the office of the corporation, provided that when this day falls on a legal holiday, the meeting shall be held at the same hour of the next business day.

     4.2 Special meetings of the Board of Directors may be called by the President, or, in his absence or inability to call a meeting, by the Vice President, and such meetings shall be called at any time that three (3) members of the Board of Directors request in writing that a meeting be called.

     4.3 The Board of Directors shall have the power to appoint managing officers of the corporation on such terms and at such compensation as they may deem proper.

     4.4 Vacancies in the Board of Directors shall be filled by the remainder of the directors for the unexpired term at any regular or special directors' meeting.

     4.5 The directors shall designate the official depository or depositories of the corporation and all funds of the corporation shall be deposited in the depository or depositories thus selected.

     4.6 A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     4.7 By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation for such service.

                                   ARTICLE V.

                               EXECUTIVE COMMITTEE

     5.1 The Chairman of the Board,  the President of the  corporation,  and the
President  of  each  subsidiary   corporation  shall  constitute  the  executive
committee.

     5.2 The executive committee shall advise the officers of the company on all matters concerning its interests and the management of its business, and, when the Board of Directors is not in session, the executive committee shall have and may exercise all the powers of the Board of Directors with reference to conduct of the business of the corporation.

     5.3 Regular meetings of the executive committee may be held without call or notice at such times and places as the executive committee may from time to time fix. Other meetings of the executive committee may be called by any member.

     5.4 At any meeting of the executive committee a majority of the members then comprising the committee shall constitute a quorum. To be effective any action of the executive committee must be authorized by the affirmative vote of a majority of the members present.

     5.5 The secretary of the executive committee shall keep minutes of the meetings of the executive committee and cause them to be recorded in a book kept at his office for that purpose. The minutes shall be presented to the Board of Directors from time to time for their information.

                                   ARTICLE VI.

                                   AMENDMENTS

     These bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

                                  ARTICLE VII.

                                 INDEMNIFICATION

     7.1 This company may indemnify any person who was or is a party or is threatened to be made a party to any action , suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense of settlement of such action and no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent, that the court shall determine upon application that, despite the adjudication of liability that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity plus such expenses which the court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     7.2 To the extent that the director, officer, employee or agent of this company has been successful on the merits or otherwise in the defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     7.3 Any indemnification under 7.1 (unless ordered by the court) shall be made by the company only as authorized in a specific case upon a determination that the applicable standard of conduct has been met. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable or a quorum of disinterested directors so directs, by independent legal counsel (who may be the regular counsel of this corporation), or (3) by the shareholders.

     7.4 Expenses incurred in defending such an action, suit or proceeding may be paid by the company in advance of the final disposition thereof if authorized by the Board of Directors in the manner provided in Section 7.3, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent, to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the company as authorized in this Article VII.

     7.5 The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which the person immediately may be entitled under any by-law, agreement, authorization of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs and legal representative.

     7.6 The Company may procure insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the company as a director, officer, employee or agent of another business, non-profit or foreign corporation, partnership, joint venture or other enterprise against any liability asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the company would have the power to indemnify him against such liability under the provisions of this Article VII or of the Louisiana Business Corporation Law.

     7.7 The provisions of this Article VII shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof and the rights of indemnification provided for herein shall be in addition to any rights to which any such director, officer, employee or agent of the company may otherwise be entitled by contract or as a matter of law.



                          MINUTES OF A SPECIAL MEETING
                          OF THE BOARD OF DIRECTORS OF
                     UNITED COMPANIES LIFE INSURANCE COMPANY

                                October 22, 1979

     A special meeting of the Board of Directors of United Companies Life Insurance Company was held on October 22, 1979, at the company's offices in Baton Rouge, Louisiana. The special meeting was called by the President pursuant to Paragraph 4.2 of the By-Laws.

     Present: L. F. Collette, H. J. Chustz, A. K. McGrew, Dr. J. P. Griffon, Daniel J. Burns and J. Terrell Brown

     Absent:      Ted Kluszewski

     Presiding:   L. F. Collette, Chairman

     Upon motion duly made and seconded, it was unanimously resolved that all formalities in the calling and holding of this meeting be waived and that, as evidence thereof, each member sign these minutes.

     The  Secretary  then  proposed  the  following   resolutions  which,  after
discussion, were duly seconded and unanimously adopted, to-wit:

     BE IT RESOLVED, that Paragraph 5.1 of Article V of the By-Laws be and is hereby amended to read in its entirety as follows:

     5.1 The Executive Committee shall consist of the following members of the Board of Directors: the Chairman of the Board, the President of the Corporation, the Vice Chairman of the Board, the Secretary of the Board, and any other members of the Board that may be designated from time to time by the Board to serve on the Executive Committee.

     BE IT FURTHER RESOLVED, that except as amended in the preceding resolution, the By-Laws of the Corporation are ratified and reaffirmed in their entirety.

     There being no further business to come before the meeting, the meeting was adjourned.

     Baton Rouge, Louisiana, this 22nd day of October, 1979.

[signature illegible                          /s/ L. F. Collette
-----------------------                       ----------------------------------
                                                    Chairman

/s/ Harris J. Chustz                          /s/ J. P. Griffon, M.D.
-----------------------                       ----------------------------------

/s/ Terrell Brown                             /s/ A. K. McGrew
-----------------------                       ----------------------------------
                                                    Secretary